Exhibit 99.1
Smith Douglas Homes Reports Second Quarter 2026 Results
ATLANTA, August 6, 2026 (Business Wire) – Smith Douglas Homes Corp. (NYSE: SDHC) (“Smith Douglas” or the “Company”) today announced second quarter results for the three and six months ended June 30, 2026.
Q2 2026 Results as compared to Q2 2025:
•Home closings increased 25% to 839
•Home closing revenue increased 22% to $273.0 million
•Home closing gross margin of 17.6% compared to 23.2%
•Net new home orders increased 32% to 970
•Backlog homes increased 17% to 1,000
•Pretax income of $1.9 million, which includes $7.6 million of real estate inventory impairment and lot option contract abandonment charges, compared to $17.2 million
•Earnings of $0.03 per diluted share compared to $0.26
•Debt-to-book capitalization of 13.2% compared to 9.0% at December 31, 2025
•Active community count increased 20% to 110 at quarter end
•Total controlled lots of 23,527
•Repurchased 312,351 shares of Class A common stock for $4.4 million
“We delivered another quarter of solid operational execution, generating strong year-over-year growth in both net new home orders and home closings despite a market that remains uncertain and constantly evolving,” said Greg Bennett, Chief Executive Officer and Vice Chairman of Smith Douglas Homes. “Our teams continued to help buyers find the right combination of affordability, personalization, and value, while maintaining our disciplined operations and industry-leading build times. We believe this performance reflects the strength of our operating model and positions us well for continued long-term growth.”
Mr. Bennett continued, “While the housing market continues to face affordability challenges and macroeconomic uncertainty, we remain encouraged by underlying demand and the resilience of today's homebuyer.”
Russ Devendorf, Executive Vice President and Chief Financial Officer, added, “Our second quarter results demonstrate that we can continue growing while remaining disciplined in how we operate the business. We expanded our community count, increased sales, and continued to execute our land-light land strategy without compromising our underwriting standards. As we scale across the Southeastern and Southern United States, we remain focused on generating attractive returns, preserving balance sheet flexibility, and creating long-term value for our shareholders.”
Conference Call & Webcast Information
Management will host a conference call to discuss the Company’s results at 8:30 a.m. Eastern Time on August 6, 2026. Interested parties can dial in using the numbers below or access the call via a webcast link provided in the investor relations section of the company’s website.
Dial-in Numbers:
Local: (+1) 585-542-9983
Toll Free: (+1) 833-461-5787
Conference ID: 284 191 644

A replay of the call will be available on the Company’s website shortly after the call concludes.

About Smith Douglas Homes
Headquartered in Woodstock, Georgia, Smith Douglas Homes completed its initial public offering in January 2024. Since its inception, Smith Douglas has been entrusted by over 20,000 families to fulfill their new home dreams. Ranked a top 50 builder nationally for several years and with 2,908 closings in 2025, Smith Douglas currently holds the #33 position on the Builder Magazine Top 100 list. The Smith Douglas communities are primarily targeted to entry-level and empty-nest homebuyers looking to purchase a new home priced below the Federal Housing Administration loan limit in the metro areas of Atlanta, Birmingham, Central Georgia, Charlotte, Chattanooga, Dallas-Fort Worth, Greenville, Houston, Huntsville, Nashville, Raleigh, and the Alabama Gulf Coast. Smith Douglas offers its homebuyers a personalized, affordable buying experience at attractive prices, delivering exceptional value and quality.
Investor Relations
Joe Thomas, SVP of Accounting & Finance
investors@smithdouglas.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s performance, growth, strategic plans and opportunities, financial position, ability to navigate the changing homebuilding landscape in the macroeconomic environment, and the timing of any of the foregoing. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. These forward-looking statements are based on management’s current estimates and expectations. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Smith Douglas Homes
Condensed Consolidated Statements of Income
(Unaudited, in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Home closing revenue	$273,026	$223,924	$479,470	$448,646
Cost of home closings	225,105	171,985	391,098	343,177
Home closing gross profit	47,921	51,939	88,372	105,469

Selling, general and administrative costs	41,914	34,702	77,826	67,701
Equity in income from unconsolidated entities	(786)	(598)	(1,313)	(817)
Interest expense	640	772	1,488	1,438
Other expense (income), net	4,285	(116)	4,188	401
Income before income taxes	1,868	17,179	6,183	36,746
Provision for income taxes	100	744	353	1,601
Net income	1,768	16,435	5,830	35,145
Net income attributable to non-controlling interests	1,522	14,070	5,019	30,097
Net income attributable to Smith Douglas Homes Corp.	$246	$2,365	$811	$5,048

Earnings per share:
Basic	$0.03	$0.26	$0.09	$0.56
Diluted	$0.03	$0.26	$0.09	$0.55
Weighted average shares of common stock outstanding:
Basic	8,380,647	8,998,470	8,698,043	8,983,328
Diluted	8,380,647	8,998,470	8,698,043	9,160,922

Smith Douglas Homes
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
	(Unaudited)
Assets
Cash and cash equivalents	$14,200	$12,741
Real estate inventory	331,216	298,637
Deposits on real estate under option or contract	139,288	138,763
Real estate not owned	24,251	28,051
Property and equipment, net	9,206	9,720
Goodwill	25,726	25,726
Deferred tax asset, net	9,612	9,666
Other assets	38,603	34,289
Total assets	$592,102	$557,593
Liabilities and Equity
Liabilities:
Accounts payable	$26,943	$1,938
Customer deposits	6,027	3,108
Notes payable	66,026	44,075
Liabilities related to real estate not owned	24,251	28,051
Accrued expenses and other liabilities	26,517	26,428
Tax receivable agreement liability	9,382	9,857
Total liabilities	159,146	113,457
Commitments and contingencies
Equity:
Preferred stock, $0.0001 par value – 10,000,000 shares authorized; none issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Class A common stock, $0.0001 par value – 250,000,000 shares authorized; 9,109,212 and 9,017,708 shares issued, 8,386,996 and 9,017,708 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	1	1
Class B common stock, $0.0001 par value – 100,000,000 shares authorized; 42,435,897 shares issued and outstanding as of June 30, 2026 and December 31, 2025	4	4
Additional paid-in capital	62,122	60,610
Retained earnings	26,924	26,113
Treasury stock, at cost	(9,588)	—
Total stockholders’ equity attributable to Smith Douglas Homes Corp.	79,463	86,728
Non-controlling interests attributable to Smith Douglas Holdings LLC	353,493	357,408
Total equity	432,956	444,136
Total liabilities and equity	$592,102	$557,593

Smith Douglas Homes
Summary Cash Flow Information
(Unaudited, dollars in thousands)

Six months ended June 30,	2026	2025
Net cash provided by (used in) operating activities	$4,850	$(63,847)
Net cash used in investing activities	(1,152)	(4,225)
Net cash (used in) provided by financing activities	(2,239)	62,486
Net increase (decrease) in cash and cash equivalents	1,459	(5,586)
Cash and cash equivalents, beginning of period	12,741	22,363
Cash and cash equivalents, end of period	$14,200	$16,777
Smith Douglas Homes
Selected Other Operating Data
(Unaudited, dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Home closings	839	669	1,463	1,340
ASP of homes closed	$325	$335	$328	$335
Net new home orders	970	736	1,951	1,504
Contract value of net new home orders	$311,612	$247,421	$635,305	$506,139
ASP of net new home orders	$321	$336	$326	$337
Cancellation rate(1)	12.7%	10.0%	11.0%	9.1%
Backlog homes (period end)(2)	1,000	858	1,000	858
Contract value of backlog homes (period end)	$322,147	$292,881	$322,147	$292,881
ASP of backlog homes (period end)	$322	$341	$322	$341
Active communities (period end)(3)	110	92	110	92
Controlled lots (period end):
Homes under construction	1,208	1,091	1,208	1,091
Owned lots	664	834	664	834
Optioned lots	21,655	22,899	21,655	22,899
Total controlled lots	23,527	24,824	23,527	24,824
(1)The cancellation rate is the total number of cancellations during the period divided by the total gross new home orders during the period.
(2)Backlog homes (period end) is the number of homes in backlog from the previous period plus the number of net new home orders generated during the current period minus the number of homes closed during the current period.
(3)A community becomes active once the model is completed or the community has its first sale. A community becomes inactive when it has fewer than two homes remaining to sell.

Smith Douglas Homes
Selected Financial Information by Segment
(Unaudited, dollars in thousands)
Home Closing Revenue

Three months ended June 30,	2026			2025			Period over period change
	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed
Southeast	$168,995	509	$332	$141,267	407	$347	20%	25%	(4)%
Central	104,031	330	315	82,657	262	315	26%	26%	—%
Total	$273,026	839	$325	$223,924	669	$335	22%	25%	(3)%

Six months ended June 30,	2026			2025			Period over period change
	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed
Southeast	$290,073	867	$335	$279,485	799	$350	4%	9%	(4)%
Central	189,397	596	318	169,161	541	313	12%	10%	2%
Total	$479,470	1,463	$328	$448,646	1,340	$335	7%	9%	(2)%
Backlog

As of June 30,	2026			2025			Period over period change
	Backlog homes	Contract value of backlog homes	ASP of backlog homes	Backlog homes	Contract value of backlog homes	ASP of backlog homes	Backlog homes	Contract value of backlog homes	ASP of backlog homes
Southeast	591	$194,893	$330	511	$178,409	$349	16%	9%	(5)%
Central	409	127,254	311	347	114,472	330	18%	11%	(6)%
Total	1,000	$322,147	$322	858	$292,881	$341	17%	10%	(6)%
Controlled Lots

As of June 30,	2026			2025			Period over period change
	Owned(1)	Optioned	Total Controlled	Owned(1)	Optioned	Total Controlled	Owned(1)	Optioned	Total Controlled
Southeast	1,023	14,007	15,030	986	16,005	16,991	4%	(12%)	(12%)
Central	849	7,648	8,497	939	6,894	7,833	(10%)	11%	8%
Total	1,872	21,655	23,527	1,925	22,899	24,824	(3%)	(5%)	(5%)
(1)Includes homes under construction and owned lots.

Net Income

	Three months ended June 30,			Six months ended June 30,
	2026	2025	Period over period change	2026	2025	Period over period change
Southeast	$10,574	$21,991	$(11,417)	$23,054	$45,846	$(22,792)
Central	5,866	6,345	(479)	11,301	13,355	(2,054)
Segment total	16,440	28,336	(11,896)	34,355	59,201	(24,846)
Other(1)	(14,672)	(11,901)	(2,771)	(28,525)	(24,056)	(4,469)
Total	$1,768	$16,435	$(14,667)	$5,830	$35,145	$(29,315)
(1)Other primarily includes homebuilding operations in non-reportable segments, corporate overhead costs, such as payroll and benefits, business insurance, information technology, office costs, outside professional services and travel costs, and certain other amounts that are not allocated to the reportable segments.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes net debt-to-net book capitalization and adjusted net income.
Net debt-to-net book capitalization
Net debt-to-net book capitalization is a supplemental measure of our leverage that is not required by, or presented in accordance with, GAAP and should not be considered as an alternative to debt-to-book capitalization or any other measure derived in accordance with GAAP. We caution investors that amounts presented in accordance with our definition of net debt-to-net book capitalization may not be comparable to similar measures disclosed by our competitors because not all companies and analysts calculate this non-GAAP financial measure in the same manner. We present this non-GAAP financial measure because we consider it to be an important supplemental measure of our leverage and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.

We define net debt-to-net book capitalization as:
•Total debt, less cash and cash equivalents, divided by
•Total debt, less cash and cash equivalents, plus equity.
This non-GAAP financial measure has limitations as an analytical tool in that it subtracts cash and cash equivalents and therefore may imply that the Company has less debt than the most comparable measure determined in accordance with GAAP. Because of this limitation, this non-GAAP financial measure should be considered along with other financial measures presented in accordance with GAAP. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. We have reconciled this non-GAAP financial measure with the most directly comparable GAAP financial measure in the following table:

As of (in thousands, except percentages)	June 30, 2026	December 31, 2025
Notes payable	$66,026	$44,075
Equity	432,956	444,136
Total capitalization	$498,982	$488,211
Debt-to-book capitalization	13.2%	9.0%
Notes payable	$66,026	$44,075
Less: cash and cash equivalents	14,200	12,741
Net debt	51,826	31,334
Equity	432,956	444,136
Total net capitalization	$484,782	$475,470
Net debt-to-net book capitalization	10.7%	6.6%
Adjusted net income
Adjusted net income is not a measure of net income or net income margin as determined by GAAP. Adjusted net income is a supplemental non-GAAP financial measure used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies. We define adjusted net income as net income adjusted for the tax impact using an applicable federal and state blended tax rate (assuming 100% public ownership to adjust for the impact of taxes on earnings attributable to Smith Douglas Holdings LLC as if Smith Douglas Holdings LLC was a subchapter C corporation in the periods presented).
Management believes adjusted net income is useful because it allows management to more effectively evaluate our operating performance and comparability to industry peers who record income tax expense on their income before tax as opposed to the income of Smith Douglas Holdings LLC not being taxed at the entity level and, therefore, not reflecting a charge against earnings for income tax expense. Adjusted net income should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. Our computation of adjusted net income may not be comparable to adjusted net income of other companies. We present adjusted net income because we believe it provides useful information regarding our comparability to peers.
The following table presents a reconciliation of adjusted net income to the GAAP financial measure of net income for each of the periods indicated (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net income	$1,768	$16,435	$5,830	$35,145
Provision for income taxes	100	744	353	1,601
Income before income taxes	1,868	17,179	6,183	36,746
Tax-effected adjustments(1)	502	4,278	1,662	9,150
Adjusted net income	$1,366	$12,901	$4,521	$27,596
(1)For the three and six months ended June 30, 2026 and 2025, our tax expenses assume a 26.9% and 24.9% federal and state blended tax rate, respectively, (assuming 100% public ownership to adjust for the impact of taxes on earnings attributable to Smith Douglas Holdings LLC as if Smith Douglas Holdings LLC was a subchapter C corporation in the periods presented).